UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

LOGIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079

New York, New York 10004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Furukawa Agreement and Hartman Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Departures

Tom Furukawa – Departure as Chief Executive Officer

Effective January 7, 2022, Tom Furukawa will no longer serve as Chief Executive Officer of Logiq, Inc., a Delaware corporation (the “Company”). As a result, the employment agreement between the Company and Mr. Furukawa, dated September 1, 2020 (the “Furukawa Agreement”), terminated effective January 7, 2022.

Mr. Furukawa’s departure was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Steven Hartman – Departure as Chief Operating Officer

Effective January 7, 2022, Steven Hartman will no longer serve as Chief Operating Officer of the Company. As a result, the employment agreement between the Company and Mr. Hartman, dated November 4, 2020 (the “Hartman Agreement”), terminated effective January 7, 2022.

Mr. Hartman’s departure was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Brent Suen – Appointment as Chief Executive Officer

On January 7, 2022, the Company appointed its executive Brent Suen as the Company’s new Chief Executive Officer, to fill the role left vacant as a result of Mr. Furukawa’s departure. Mr. Suen will continue to serve as Executive Chairman and as a director of the Company.

Mr. Suen, 54, previously served as the Company’s Chief Executive Officer until September 1, 2020, has served as the Company’s President since November 19, 2014, and has served as a director of the Company since November 19, 2014. Mr. Suen has 27 years of experience in the investment banking industry. He began his career in merger arbitrage at Bear Stearns in 1988, at the age of 20, as the firms’ youngest hire. In 1993, he founded Axis Trading Corp., one of the first online platforms for stock trading and subsequently sold it to a division of Softbank in 1996. In 1997, he co-founded Elevation Capital which invested in and advised Silicon Valley based companies on IPO’s, mergers and acquisitions, strategic partnerships and fund raising. In 2003 Brent moved to Hong Kong and China where he established Bay2Peak S.A. Bay2Peak has invested in and advised over fifty companies which include Internet, software, renewable energy and life science companies. From 2006 to 2008 he also advised IRG TMT Asia Fund on private and public investments. In 2012 Brent served as advisor to McLarty Group and Citibank Venture Capital on a sale/leaseback program valued at $160 million leading to the eventual sale of the company for $630 million. For the past six years, Brent led the start-up and management of Empirica S.A., a security/intelligence and frontier markets focused advisory firm operating in Asia, the Middle East, Africa and Central Asia.

The terms of Mr. Suen’s employment with the Company remain unchanged, other than to include the new role and title.

John MacNeil – Appointment as Chief Operating Officer

On January 7, 2022, the Company appointed John MacNeil as the Company’s new Chief Operating Officer, to fill the role left vacant as a result of Mr. Hartman’s departure. Mr. MacNeil will also continue to serve as a director of the Company.

Mr. MacNeil, 59, has served as the Company’s Chief of Staff since 2020, and was appointed as director of the Company on September 1, 2020. Mr. MacNeil has more than 30 years of experience in the financial services and technology industries. He has advised technology, financial technology and renewable energy companies on strategic relationships, financial forecasting, investor relations and capital formation. He previously served as a portfolio manager for technology funds at Schroders Investment Management. Mr. MacNeil holds a Bachelor of Electrical Engineering from University of Connecticut and MBA from Columbia Business School.

The terms of Mr. MacNeil’s employment with the Company remain unchanged, other than to include the new role and title.

There are no arrangements or understandings between Messrs. Suen and MacNeil and any other person pursuant to which they were appointed to their new roles. There are no family relationships between Messrs. Suen and MacNeil and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Neither Mr. Suen nor Mr. MacNeil are a participant in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the foregoing appointments.

Item 7.01	Regulation FD Disclosure

On January 13, 2022, the Company, issued a press release announcing management restructuring. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIQ, INC.

Dated: January 13, 2022	By:	/s/ Brent Suen
Brent Suen Chief Executive Officer and Executive Chairman